CONTACT:     Paul D. Baker
Comverse Technology, Inc.
(212) 739-1060

Comverse Technology Announces Fiscal 2012 First Quarter Results;
Conference Call to Discuss Selected Financial Information to be Held Today at 8:30 AM

NEW YORK, NY, June 7, 2012 - Comverse Technology, Inc. (“CTI”; Nasdaq: CMVT) today announced its results for the three months ended April 30, 2012 ("Q1").
Consolidated Highlights: Below is selected consolidated financial information for the three months ended April 30, 2012 and 2011 prepared in accordance with generally accepted accounting principles (“GAAP”) and, where indicated, not in accordance with GAAP (“non-GAAP”).

	Three months ended April 30,
(In thousands, except per share data)	2012	2011
Revenue	$343,667	$349,497
GAAP net loss attributable to Comverse Technology, Inc.	$(53,210)	$(59,195)
GAAP loss per share attributable to Comverse Technology, Inc.'s shareholders :
Basic and Diluted	$(0.24)	$(0.29)
Non-GAAP loss attributable to Comverse Technology, Inc. - basic (1)	$(32,011)	$(6,154)
Non-GAAP loss per share attributable to Comverse Technology, Inc.'s shareholders - basic and diluted	$(0.15)	$(0.03)
CTI is a holding company that conducts business through its subsidiaries, principally, its wholly-owned subsidiary, Comverse, Inc. (“Comverse”), and its majority-owned subsidiaries, Verint Systems Inc. (“Verint”) and Starhome B.V. (“Starhome”). As previously disclosed, CTI intends to distribute 100% of the outstanding common shares of Comverse to CTI shareholders on a pro rata basis. CTI's reportable segments are Comverse Business Support Systems (“Comverse BSS”), Comverse Value-Added Services (“Comverse VAS”), and Verint. The results of operations of all of the other operations of the company, including the Comverse Mobile Internet operating segment (“Comverse MI”), Comverse's Netcentrex operations, Comverse's global corporate functions that support its business units, Starhome, miscellaneous operations and CTI's holding company operations are included in the column captioned “All Other” in the business segment information provided.
Charles Burdick, Chairman and Chief Executive Officer of CTI said, “Our Comverse subsidiary's financial results continue to reflect the timing of revenue recognition and collection milestone triggers, and the impact of our business transformation launched last year. We achieved growth in BSS customer solution order activity in the first quarter on both a year-over-year and sequential basis, as our BSS book-to-bill ratio was significantly in excess of one, a reversal from prior quarters where product revenue was in excess of bookings. Comverse also  continues to reinforce its leading market position in value-added services, and its new IP messaging platform and Service Enablement Middleware solution have attracted considerable interest among service providers. Our majority-owned Verint and Starhome subsidiaries again delivered strong operating and market performance.
I am also pleased to welcome Philippe Tartavull as the new Comverse CEO, and with the successful resolution of the potential proxy contest, as well as the imminent filing of our Form 10, the first significant step on our Comverse spin-off timeline.”

(1)
“Non-GAAP net loss attributable to Comverse Technology, Inc.” and “Non-GAAP loss per share attributable to Comverse Technology, Inc.'s shareholders” have not been prepared in accordance with GAAP. See “Presentation of Non-GAAP Financial Measures” and “Consolidated Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Comverse Subsidiary Highlights: Below is selected financial information for the three months ended April 30, 2012 and 2011 for the company's Comverse subsidiary.

Comverse Subsidiary: (2)	Three months ended April 30,
(Dollars in thousands)	2012	2011
Revenue	$136,405	$163,160
Intercompany revenue	1,345	604
Total revenue	$137,750	$163,764
Costs and expenses:
Cost of revenue	$95,215	$108,493
Intercompany purchases	208	(55)
Research and development, net	19,072	25,746
Selling, general and administrative	45,458	56,168
Other operating expenses	680	11,087
Total costs and expenses	$160,633	$201,439
Loss from operations	$(22,883)	$(37,675)
Expense adjustments	$6,786	$31,471
Comverse performance	$(16,097)	$(6,204)

Interest expense	$(196)	$(330)
Depreciation and amortization	$(8,045)	$(8,499)
Other non-cash items (a)	$(22)	$(128)

Operating margin	(16.6)%	(23.0)%
Comverse performance margin	(11.7)%	(3.8)%

(a)	Other non-cash items consist of write-downs of property and equipment.

Revenue from customer solutions for the three months ended April 30, 2012 and 2011 was $72.9 million, $91.8 million, respectively, and maintenance revenue for such fiscal periods was $64.8 million and $71.9 million, respectively.

(2)
For additional information concerning the presentation of financial information for the company's Comverse subsidiary and the computation of “Comverse Performance,” see “Supplemental Financial Information” below.

Comverse BSS and VAS Segment Highlights: Below is selected financial information for the three months ended April 30, 2012 and 2011 for the company's Comverse BSS and Comverse VAS segments, as well as Comverse Other:

	Three months ended April 30,
(Dollars in thousands)	2012	2011
Comverse BSS
Total and segment revenue	$57,680	$75,201
Gross margin	32.8%	38.9%
Income from operations	$4,397	$5,059
Operating margin	7.6%	6.7%
Segment performance	$9,101	$11,619
Segment performance margin	15.8%	15.5%

Comverse VAS
Total and segment revenue	$65,922	$79,475
Gross margin	42.0%	39.2%
Income from operations	$15,840	$20,786
Operating margin	24.0%	26.2%
Segment performance	$16,613	$21,987
Segment performance margin	25.2%	27.7%

Comverse Other (a)
Total revenue (b)	$14,148	$9,088
Gross margin	(30.4)%	(56.0)%
Loss from operations	$(43,120)	$(63,520)
Operating margin	(304.8)%	(698.9)%
Comverse Other performance	$(41,811)	$(39,810)
Comverse Other performance margin	(295.5)%	(438.1)%
(a) Consists of all the operations of the company's Comverse Subsidiary, other than the company's Comverse BSS and Comverse VAS segments.
(b) Includes intercompany revenue of $1.3 million and $0.6 million for the three months ended April 30, 2012 and 2011, respectively.

Revenue from Comverse BSS customer solutions for the three months ended April 30, 2012 and 2011 was $26.8 million and $43.3 million, respectively, and Comverse BSS maintenance revenue for such fiscal periods was $30.8 million and $31.9 million, respectively.

Revenue from Comverse VAS customer solutions for the three months ended April 30, 2012 and 2011 was $35.1 million and $42.5 million, respectively, and Comverse VAS maintenance revenue for such fiscal periods was $30.8 million and $37.0 million, respectively.

Revenue from customer solutions at Comverse Other for three months ended April 30, 2012 and 2011 was $11.0 million and $6.1 million, respectively, and maintenance revenue at Comverse Other for such fiscal periods was $3.2 million and $3.0 million, respectively.

Starhome Highlights: Below is selected financial information for the three months ended April 30, 2012 and 2011 for the company's Starhome subsidiary.

	Three months ended April 30,
(In thousands)	2012	2011
Starhome
Total revenue (a)	$10,835	$10,100
Income from operations	$528	$900
(a) Includes intercompany revenue of $0.2 million and $0.1 million for the three months ended April 30, 2012 and 2011, respectively.
Selected Balance Sheet Highlights: Below is selected balance sheet data as of April 30, 2012 and January 31, 2012 for CTI and its Comverse subsidiary:

(In millions)	As of April 30, 2012	As of January 31, 2012
CTI and Comverse Subsidiary
Cash and cash equivalents	$269.5	$331.8
Restricted cash and bank time deposits	$38.1	$38.6
Total	$307.6	$370.4
Indebtedness	$2.2	$2.2
During the three months ended April 30, 2012, CTI and Comverse made significant disbursements, including approximately $8.8 million paid in connection with compliance-related professional fees for the fiscal year ended on January 31, 2012, $3.9 million paid for special retention bonus, $2.3 million paid for professional fees and other expenses in connection with our evaluation of strategic alternatives, and $1.1 million in restructuring payments, including the workforce reduction initiative at Comverse. In addition, during the three months ended April 30, 2012, CTI's holding company operations and Comverse experienced negative cash flows from operations.
Verint Segment
Verint is a majority-owned subsidiary of CTI. Its common stock is traded on the NASDAQ Global Market under the symbol “VRNT.” As previously disclosed, CTI is exploring all options to maximize the value of its equity interests in Verint for the benefit of the shareholders of both CTI and Verint. These options include a sale of Verint to a financial or strategic buyer, a merger of CTI and Verint or a sale of CTI to a third party interested in buying Verint through and initial acquisition of the controlling interest therein. The ultimate execution of any alternative will take into account a number of considerations, including, without limitation, tax efficiency and, depending upon the circumstances, the separate recommendation of Verint's directors who are not directors or officers of CTI.
For additional information concerning Verint's results for the three months ended April 30, 2012 and 2011, please see the press release issued by Verint on June 6, 2012, which is available on Verint's website, www.verint.com and is included as an exhibit to the Current Report on Form 8-K filed by Verint with the Securities and Exchange Commission (the “SEC”), and Verint's quarterly report on Form 10-Q for the three months ended April 30, 2012.

Conference Call Information
We will be conducting a conference call today at 8:30 am Eastern Daylight Time to discuss our results for the three months ended April 30, 2012.  An on-line, real-time webcast of the conference call will be available on our website at www.cmvt.com. The conference call can also be accessed live via telephone at 1-678-825-8369.  Please dial in 5-10 minutes prior to the scheduled start time. A live webcast can be accessed at www.cmvt.com.
A replay of the call will be available, beginning at approximately 11:00 am on June 7, 2012, for seven days, at 1-404-537-3406, and archived via webcast at www.cmvt.com. The replay access code is 88101903.
Segment Performance
CTI evaluates its business by assessing the performance of each of its operating segments. CTI's Chief Executive Officer is its chief operating decision maker (“CODM”). The CODM uses segment performance, as defined below, as the primary basis for assessing the financial results of the operating segments and for the allocation of resources. Segment performance, as the company defines it in accordance with the Financial Accounting Standard Board's (“FASB”) guidance relating to segment reporting, is not necessarily comparable to other similarly titled captions of other companies.
Segment performance is computed by management as income (loss) from operations adjusted for the following: (i) stock-based compensation expense; (ii) amortization of acquisition-related intangibles; (iii) compliance-related professional fees; (iv) compliance-related compensation and other expenses; (v) strategic evaluation related costs (vi) impairment of property and equipment (vii) litigation settlements and related costs; (viii) acquisition-related charges; (ix) restructuring and integration charges; and (x) certain other gains and charges. Compliance-related professional fees and compliance-related compensation and other expenses relate to fees and expenses recorded in connection with the company’s efforts to (a) complete certain financial statements and audits of such financial statements, and (b) become current in its periodic reporting obligations under the federal securities laws, and (c) remediate material weaknesses in internal control over financial reporting. Strategic evaluation related costs include financial advisory, accounting, tax, consulting and legal fees incurred in connection with company's evaluation of strategic alternatives, including the proposed Comverse share distribution.
In evaluating each segment's performance, management uses segment revenue, which consists of revenue generated by the segment, including intercompany revenue. Certain segment performance adjustments relate to expenses included in the calculation of income (loss) from operations, while, from time to time, certain segment performance adjustments may be presented as adjustments to revenue. In calculating Verint's segment performance for the three months ended April 30, 2012 and 2011, the presentation of segment revenue gives effect to segment revenue adjustments that represent the impact of fair value adjustments required under the FASB's guidance relating to acquired customer support contracts that would have otherwise been recognized as revenue on a stand-alone basis with respect to acquisitions consummated by Verint.

Presentation of Non-GAAP Financial Measures
CTI provides Non-GAAP net loss attributable to Comverse Technology, Inc. and Non-GAAP loss per share attributable to Comverse Technology, Inc.'s shareholders as additional information for its operating results. These measures are not in accordance with, or alternatives for, GAAP financial measures and may be different from, or not comparable to similarly titled or other non-GAAP financial measures used by other companies. CTI believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding certain additional financial and business trends relating to its results of operations as viewed by management in monitoring the company's businesses. In addition, management uses these non-GAAP financial measures for reviewing financial results and for planning purposes. See “Consolidated Reconciliation of GAAP to Non-GAAP Financial Measures” below.
About Comverse Technology, Inc.
Comverse Technology, Inc., through its wholly-owned subsidiary Comverse, is the world's leading provider of software and systems enabling converged billing and active customer management and value-added voice, messaging and mobile Internet services. Comverse's extensive customer base spans more than 125 countries and covers over 450 communication service providers serving more than two billion subscribers. CTI also holds majority ownership positions in Verint (Nasdaq: VRNT) and privately-held Starhome.
Forward-Looking Statements
Certain statements appearing in this press release constitute “forward-looking statements.” Forward-looking statements include financial projections, statements of plans and objectives for future operations, statements of future economic performance, and statements of assumptions relating thereto. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology. By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially from those anticipated, expressed or implied by the forward-looking statements in this press release. The risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially are described in CTI's filings with the SEC, including, without limitation, in Item 1A, "Risk Factors" and Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual report on Form 10-K for the fiscal year ended January 31, 2012 and in Part II, Item 1A, "Risk Factors" of subsequently filed Quarterly Reports, and include the risk of diminishment in our capital resources as a result of, among other things, future negative cash flows from operations at Comverse, the continued incurrence of professional fees by CTI and Comverse in connection with the filing by CTI of periodic reports under the federal securities laws and the remediation of material weaknesses in internal control over financial reporting and the costs associated with the proposed distribution by CTI of 100% of the shares of Comverse, Inc. to CTI shareholders on a pro rata basis (the “Comverse share distribution”); the risk that if Comverse BSS customer solution order activity does not increase, Comverse's revenue and profitability would likely be materially adversely affected and we may be required to implement further cost reduction measures to preserve or enhance our cash position; risks related to the implementation of Comverse's strategy to expand its BSS business and pursue primarily higher margin VAS projects that resulted and may continue to result in lower VAS revenue, which may not be offset by increases in BSS revenue, if any; Comverse's advanced offerings may not be widely adopted by existing and potential customers and increases in revenue from Comverse's advanced offerings, if any, may not exceed or fully offset potential declines in revenue from traditional solutions; the potential loss of business opportunities due to continued concern on the part of customers and partners about our financial condition; the difficulty in predicting quarterly and annual operating results as a result of the high percentage of orders typically generated late in fiscal quarters and in fiscal years, lengthy and variable sales cycles, the competitive bidding process required by customers, focus on large customers and installations and short delivery windows required by customers; the effects of any potential decline or weakness in the global economy (due to among other things, the downgrade of the U.S. credit rating and European sovereign debt crisis) on the telecommunications industry, which may result in reduced information technology spending and reduced demand for our subsidiaries' products and services; risks associated with the proposed Comverse share distribution, including the potential harm to our business as a result of management's distraction from our business due to our efforts to complete the Comverse share distribution, the incurrence of expenses in connection therewith in excess of our expectations, and the risks that if the Comverse share distribution is completed, each of CTI and Comverse will be smaller companies that may be subject to increased instability, the Comverse share distribution would separate from us Comverse's business, which represents significant value and almost all of our cash flow, our share price may decline if there are excessive sales of our stock by shareholders that invested in our company because of our holdings in Comverse and, prior to any elimination of the CTI holding company structure, our dependence on Comverse's performance of various transition services agreements necessary for our ongoing operations; the risk that we will not be able to complete the proposed Comverse share distribution due to our inability to satisfy the requisite conditions thereto, including, among others, completion of the review process of the related registration statement by the SEC; the failure of the share distribution to occur for any other reason; the risk that, if CTI ceases to maintain a majority of the voting power of Verint Systems' outstanding equity securities and ceases to maintain control over Verint's operations, it may be required to no longer consolidate Verint's financial statements within its consolidated financial statements and, in such event, the presentation of CTI's consolidated financial statements would be materially different from the presentation for the fiscal periods covered by this

Quarterly Report; the continuation of a material weakness related to income taxes or the discovery of additional material weaknesses in our internal control over financial reporting and any delay in the implementation of remedial measures; the risk of disruption in the credit and capital markets which may limit our ability to access capital; rapidly changing technology in our subsidiaries' industries and our subsidiaries' ability to enhance existing products and develop and market new products; our subsidiaries' dependence on contracts for large systems and large installations for a significant portion of their sales and operating results, including, among other things, the lengthy, complex and highly competitive bidding and selection process, the difficulty predicting their ability to obtain particular contracts and the timing and scope of these opportunities; the deferral or loss of one or more significant orders or customers or a delay in an expected implementation of such an order could materially and adversely affect our results of operations in any fiscal period, particularly if there are significant sales and marketing expenses associated with the deferred, lost or delayed sales; the potential incurrence by our subsidiaries of penalties if their solutions develop operational problems and significant costs to correct previously undetected operational problems in their complex solutions; and other risks described in the company's filings with the SEC. The documents and reports we file with the SEC are available through CTI, or its website, www.cmvt.com, or through the SEC's Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) at www.sec.gov. CTI undertakes no commitment to update or revise any forward-looking statements except as required by law.

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share data)

	April 30	January 31
	2012	2012
ASSETS
Current assets:
Cash and cash equivalents	$491,023	$515,637
Restricted cash and bank time deposits	41,712	41,756
Auction rate securities	—	272
Accounts receivable, net of allowance of $11,755 and $12,202, respectively	288,947	290,599
Inventories, net	50,098	44,405
Deferred cost of revenue	39,033	47,203
Deferred income taxes	23,746	23,555
Prepaid expenses and other current assets	93,274	100,799
Total current assets	1,027,833	1,064,226
Property and equipment, net	74,837	75,713
Goodwill	1,062,520	1,057,231
Intangible assets, net	192,643	206,264
Deferred cost of revenue	113,842	121,392
Deferred income taxes	19,016	19,620
Other assets	99,173	101,455
Total assets	$2,589,864	$2,645,901
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$377,533	$383,861
Convertible debt obligations	2,195	2,195
Deferred revenue	523,433	522,575
Deferred income taxes	8,989	9,798
Bank loans	6,239	6,228
Income taxes payable	11,151	8,586
Other current liabilities	52,904	41,950
Total current liabilities	982,444	975,193
Bank loans	589,392	591,151
Deferred revenue	208,644	230,668
Deferred income taxes	92,140	81,946
Other long-term liabilities	194,012	214,191
Total liabilities	2,066,632	2,093,149
Commitments and contingencies
Equity:
Comverse Technology, Inc. shareholders’ equity:
Common stock, $0.10 par value - authorized, 600,000,000 shares; issued 220,306,639 and 219,708,779 shares, respectively; outstanding, 219,045,829 and 218,636,842 shares, respectively	22,031	21,971
Treasury stock, at cost, 1,260,810 and 1,071,937 shares, respectively	(9,217)	(8,011)
Additional paid-in capital	2,201,921	2,198,086
Accumulated deficit	(1,819,574)	(1,766,364)
Accumulated other comprehensive income (loss)	2,340	(4,174)
Total Comverse Technology, Inc. shareholders’ equity	397,501	441,508
Noncontrolling interest	125,731	111,244
Total equity	523,232	552,752
Total liabilities and equity	$2,589,864	$2,645,901

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended April 30,
	2012	2011
Revenue:
Product revenue	$144,502	$142,035
Service revenue	199,165	207,462
Total revenue	343,667	349,497
Costs and expenses:
Product costs	61,601	54,611
Service costs	103,847	111,437
Research and development, net	49,655	54,439
Selling, general and administrative	145,312	151,347
Other operating expenses:
Restructuring charges	680	11,087
Total costs and expenses	361,095	382,921
Loss from operations	(17,428)	(33,424)
Interest income	366	1,117
Interest expense	(7,920)	(9,128)
Loss on extinguishment of debt	—	(8,136)
Other expense, net	(471)	(122)
Loss before income tax provision	(25,453)	(49,693)
Income tax provision	(20,151)	(7,425)
Net loss	(45,604)	(57,118)
Less: Net income attributable to noncontrolling interest	(7,606)	(2,077)
Net loss attributable to Comverse Technology, Inc.	$(53,210)	$(59,195)
Weighted average common shares outstanding:
Basic and Diluted	218,855,251	205,699,533
Loss per share attributable to Comverse Technology, Inc.’s shareholders:
Basic and Diluted	$(0.24)	$(0.29)

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended April 30,
	2012	2011
Cash flows from operating activities:
Net cash used in operating activities	$(14,570)	$(51,804)
Cash flows from investing activities:
Proceeds from sales and maturities of investments	394	412
Acquisition of businesses including adjustments, net of cash acquired	(660)	(11,958)
Purchase of property and equipment	(5,864)	(4,606)
Capitalization of software development costs	(1,127)	(1,076)
Net change in restricted cash and bank time deposits	(14)	949
Settlement of derivative financial instruments not designated as hedges	(445)	(887)
Other, net	265	201
Net cash used in investing activities	(7,451)	(16,965)
Cash flows from financing activities:
Debt issuance costs and other debt-related costs	—	(13,952)
Proceeds from borrowings, net of original issuance discount	—	597,000
Repayment of bank loans, long-term debt and other financing obligations	(1,767)	(589,362)
Repurchase of common stock	(1,206)	(1,425)
Net payments from repurchase of common stock by a subsidiary	(369)	(502)
Proceeds from exercises of stock options	1,043	5,122
Other, net	(1,424)	(1,804)
Net cash used in financing activities	(3,723)	(4,923)
Effects of exchange rates on cash and cash equivalents	1,130	7,603
Net decrease in cash and cash equivalents	(24,614)	(66,089)
Cash and cash equivalents, beginning of period	515,637	581,390
Cash and cash equivalents, end of period	$491,023	$515,301
Non-cash investing and financing transactions:
Accrued but unpaid purchases of property and equipment	$1,028	$1,974
Inventory transfers to (from) property and equipment	$632	$(2,895)
Accrued but unpaid debt issuance and other debt-related costs	$—	$999
Liabilities for contingent consideration recorded for business combination	$—	$904
Leasehold improvements funded by lease incentive	$329	$—

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Table of Reconciliation from GAAP Net Loss Attributable to Comverse Technology, Inc. to Non-GAAP Net Loss Attributable to Comverse Technology, Inc.	Three Months Ended April 30,
(In thousands)	2012	2011
Net loss attributable to Comverse Technology, Inc.	$(53,210)	$(59,195)
Revenue adjustments related to acquisitions	3,604	235
Stock-based compensation expense	8,146	11,077
Amortization of acquisition-related intangibles	14,056	12,694
Compliance-related professional fees	8	19,397
Compliance-related compensation and other expenses	1,118	2,033
Strategic evaluation related costs	4,805	220
Impairment of property and equipment	22	128
Restructuring and integration charges	680	559
Acquisition-related charges	(39)	2,374
Litigation settlements and related costs	(230)	11,087
Other	(1,893)	1,325
Unrealized (gains) losses on derivatives, net	(264)	1,107
Loss on extinguishment of debt	—	8,136
Tax impact on Non-GAAP adjustments (1)	1,329	(1,142)
Noncontrolling interest impact of Non-GAAP adjustments (2)	(10,143)	(16,189)
Total Non-GAAP adjustments	21,199	53,041
Non-GAAP net loss attributable to Comverse Technology, Inc.	$(32,011)	$(6,154)

Non-GAAP Loss Per Share Attributable to Comverse Technology, Inc.’s Shareholders	Three Months Ended April 30,
(In thousands, except per share data)	2012	2011
Numerator:
Non-GAAP net loss attributable to Comverse Technology, Inc. - basic	$(32,011)	$(6,154)
Adjustment for subsidiary stock options	(211)	—
Non-GAAP net loss attributable to Comverse Technology, Inc. - diluted	$(32,222)	$(6,154)

Denominator:
Basic and diluted weighted average common shares outstanding	218,855	205,700

Non-GAAP loss per share attributable to Comverse Technology, Inc.'s shareholders
Basic and diluted	$(0.15)	$(0.03)

(1)	The tax impact on the Non-GAAP adjustments is an allocation of the tax provision as applied to the consolidated loss before income tax provision.

(2)	Represents the minority shareholders' interest in non-GAAP adjustments attributable to Verint and Starhome.

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Comverse BSS	Comverse VAS	Verint	All Other	Eliminations	Consolidated
	(In thousands)
Three Months Ended April 30, 2012:
Revenue	$57,680	$65,922	$196,635	$23,430	$—	$343,667
Intercompany revenue	—	—	—	1,553	(1,553)	—
Total revenue	$57,680	$65,922	$196,635	$24,983	$(1,553)	$343,667
Costs and expenses:
Cost of revenue	$38,733	$38,245	$68,328	$20,034	$108	$165,448
Intercompany purchases	—	—	—	1,553	(1,553)	—
Research and development, net	9,829	9,632	28,403	1,791	—	49,655
Selling, general and administrative	4,721	2,205	78,921	59,469	(4)	145,312
Other operating expenses	—	—	—	680	—	680
Total costs and expenses	$53,283	$50,082	$175,652	$83,527	$(1,449)	$361,095
Income (loss) from operations	$4,397	$15,840	$20,983	$(58,544)	$(104)	$(17,428)
Computation of segment performance:
Total revenue	$57,680	$65,922	$196,635	$24,983
Segment revenue adjustment	—	—	3,604	—
Segment revenue	$57,680	$65,922	$200,239	$24,983
Total costs and expenses	$53,283	$50,082	$175,652	$83,527
Segment expense adjustments:
Stock-based compensation expense	—	—	5,711	2,435
Amortization of acquisition-related intangibles	4,074	—	9,982	—
Compliance-related professional fees	—	—	—	8
Compliance-related compensation and other expenses	630	773	—	(285)
Strategic evaluation related costs	—	—	911	3,894
Impairment of property and equipment	—	—	—	22
Litigation settlements and related costs	—	—	—	(230)
Restructuring and integration charges	—	—	—	680
Other	—	—	(1,759)	(173)
Segment expense adjustments	4,704	773	14,845	6,351
Segment expenses	48,579	49,309	160,807	77,176
Segment performance	$9,101	$16,613	$39,432	$(52,193)
Interest expense	$—	$—	$(7,718)	$(202)	$—	$(7,920)
Depreciation and amortization	$(4,863)	$(1,201)	$(14,096)	$(2,198)	$—	$(22,358)
Other non-cash items (1)	$—	$—	$(606)	$(22)	$—	$(628)

(1)	Other non-cash items consist of write-downs of property and equipment.

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION (CONTINUED)
(Unaudited)

	Comverse BSS	Comverse VAS	Verint	All Other	Eliminations	Consolidated
	(In thousands)
Three Months Ended April 30, 2011:
Revenue	$75,201	$79,475	$176,332	$18,489	$—	$349,497
Intercompany revenue	—	—	—	699	(699)	—
Total revenue	$75,201	$79,475	$176,332	$19,188	$(699)	$349,497
Costs and expenses:
Cost of revenue	$45,967	$48,293	$55,349	$16,453	$(713)	$165,349
Intercompany purchases	—	—	—	699	—	699
Research and development, net	16,607	7,062	26,368	4,402	—	54,439
Selling, general and administrative	7,568	3,334	75,781	64,686	—	151,369
Other operating expenses	—	—	—	11,087	(22)	11,065
Total costs and expenses	$70,142	$58,689	$157,498	$97,327	$(735)	$382,921
Income (loss) from operations	$5,059	$20,786	$18,834	$(78,139)	$36	$(33,424)
Computation of segment performance:
Total revenue	$75,201	$79,475	$176,332	$19,188
Segment revenue adjustment	—	—	235	—
Segment revenue	$75,201	$79,475	$176,567	$19,188
Total costs and expenses	$70,142	$58,689	$157,498	$97,327
Segment expense adjustments:
Stock-based compensation expense	—	—	7,550	3,527
Amortization of acquisition-related intangibles	4,498	—	8,196	—
Compliance-related professional fees	—	—	991	18,406
Compliance-related compensation and other expenses	2,062	1,201	—	(1,230)
Strategic evaluation related costs	—	—		220
Impairment of property and equipment	—	—	—	128
Litigation settlements and related costs	—	—	—	559
Acquisition-related charges	—	—	2,374	—
Restructuring and integration charges	—	—	—	11,087
Other	—	—	1,335	(10)
Segment expense adjustments	6,560	1,201	20,446	32,687
Segment expenses	63,582	57,488	137,052	64,640
Segment performance	$11,619	$21,987	$39,515	$(45,452)
Interest expense	$—	$—	$(8,794)	$(334)	$—	$(9,128)
Depreciation and amortization	$(5,466)	$(936)	$(12,954)	$(2,319)	$—	$(21,675)
Other non-cash items (1)	$—	$—	$(203)	$(128)	$—	$(331)

(1)	Other non-cash items consist of write-downs of property and equipment.

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
The company revised its reportable segments as a result of the implementation of the Phase II Business Transformation at Comverse and the manner in which its CODM reviews the financial results of Comverse and allocates resources to the Company's operating segments. The company is providing the following additional information, presenting the results of operations of the previous Comverse reportable segment. The company believes that such presentation provides useful information to investors regarding the performance of the company's Comverse subsidiary, including comparability to previously reported financial information. The additional information provided is not a replacement for or a subset of business segment information presented above. The results of operations presented in the column below under “Comverse Other” relate to all the operations of the company's Comverse subsidiary, other than the company's Comverse BSS and Comverse VAS reportable segments and includes the Comverse MI operating segment, Comverse's Netcentrex operations and Comverse's global corporate functions that support its business units. The information presented for “Comverse Other” includes unallocated global corporate function costs that are consistent with prior internal allocation practices. The results of operations of “Comverse Other” are included in the company's “All Other” column.
Comverse performance represents the operating results of the company's Comverse subsidiary without the impact of significant expenditures incurred by Comverse in connection with the efforts to become or remain current in periodic reporting obligations under the federal securities laws, certain non-cash charges, and certain other gains and charges.

	Comverse BSS	Comverse VAS	Comverse Other	Total
	(In thousands)
Three Months Ended April 30, 2012:
Revenue	$57,680	$65,922	$12,803	$136,405
Intercompany revenue	—	—	1,345	1,345
Total revenue	$57,680	$65,922	$14,148	$137,750
Costs and expenses:
Cost of revenue	$38,733	$38,245	$18,237	$95,215
Intercompany purchases	—	—	208	208
Research and development, net	9,829	9,632	(389)	19,072
Selling, general and administrative	4,721	2,205	38,532	45,458
Other operating expenses	—	—	680	680
Total costs and expenses	$53,283	$50,082	$57,268	$160,633
Income (loss) from operations	$4,397	$15,840	$(43,120)	$(22,883)
Computation of Comverse performance:
Total revenue	$57,680	$65,922	$14,148	$137,750
Total costs and expenses	$53,283	$50,082	$57,268	$160,633
Expense adjustments:
Stock-based compensation expense	—	—	1,431	1,431
Amortization of acquisition-related intangibles	4,074	—	—	4,074
Compliance-related professional fees	—	—	(136)	(136)
Compliance-related compensation and other expenses	630	773	(285)	1,118
Impairment of property and equipment	—	—	22	22
Litigation settlements and related costs	—	—	(230)	(230)
Restructuring and integration charges	—	—	680	680
Other	—	—	(173)	(173)
Expense adjustments	4,704	773	1,309	6,786
Expenses after adjustments				153,847
Comverse performance				$(16,097)
Interest expense	$—	$—	$(196)	$(196)
Depreciation and amortization	$(4,863)	$(1,201)	$(1,981)	$(8,045)
Other non-cash items (1)	$—	$—	$(22)	$(22)

(1)	Other non-cash items consist of write-downs of property and equipment.

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)
(Unaudited)

	Comverse BSS	Comverse VAS	Comverse Other	Total
	(In thousands)
Three Months Ended April 30, 2011:
Revenue	$75,201	$79,475	$8,484	$163,160
Intercompany revenue	—	—	604	604
Total revenue	$75,201	$79,475	$9,088	$163,764
Costs and expenses:
Cost of revenue	$45,967	$48,293	$14,233	$108,493
Intercompany purchases	—	—	(55)	(55)
Research and development, net	16,607	7,062	2,077	25,746
Selling, general and administrative	7,568	3,334	45,266	56,168
Other operating expenses	—	—	11,087	11,087
Total costs and expenses	$70,142	$58,689	$72,608	$201,439
Income (loss) from operations	$5,059	$20,786	$(63,520)	$(37,675)
Computation of Comverse performance:
Total revenue	$75,201	$79,475	$9,088	$163,764
Total costs and expenses	$70,142	$58,689	$72,608	$201,439
Expense adjustments:
Stock-based compensation expense	—	—	668	668
Amortization of acquisition-related intangibles	4,498	—	—	4,498
Compliance-related professional fees	—	—	12,609	12,609
Compliance-related compensation and other expenses	2,062	1,201	(1,230)	2,033
Impairment of property and equipment	—	—	128	128
Litigation settlements and related costs	—	—	475	475
Restructuring and integration charges	—	—	11,087	11,087
Other	—	—	(27)	(27)
Expense adjustments	6,560	1,201	23,710	31,471
Expenses after adjustments				169,968
Comverse performance				$(6,204)
Interest expense	$—	$—	$(330)	$(330)
Depreciation and amortization	$(5,466)	$(936)	$(2,097)	$(8,499)
Other non-cash items (1)	$—	$—	$(128)	$(128)

(1)	Other non-cash items consist of write-downs of property and equipment.